Exhibit 99.1

Welcome! Mandarin Oriental Hotel December 9, 2008 Exhibit 99.1

Agenda 4:00 pm - 5:00 pm Doug Conant - President and Chief Executive Officer Craig Owens - Chief Financial Officer and Chief Administrative Officer Q&A 5:00 pm - 6:00 pm Reception

This presentation contains "forward-looking statements" that reflect the company's current expectations about its future plans and performance, including its fiscal 2009 guidance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. Factors that could cause the company's actual results to vary materially from those anticipated or expressed in any forward-looking statement include, among other things, (1) the impact of strong competitive responses to the company's efforts to leverage its brand power in the market; (2) the risks associated with trade and consumer acceptance of the company's initiatives; (3) the company's ability to realize projected cost savings and benefits; (4) the impact of fluctuations in the supply or costs of energy and raw and packaging materials; (5) the impact of changes in currency exchange rates, tax rates, interest rates, inflation rates, debt and equity markets, economic conditions and other external factors; and (6) the other factors described in the company's most recent Form 10-K and subsequent SEC filings. The company disclaims any obligation or intent to update any forward-looking statement in order to reflect new information, future events or other circumstances.

This presentation may include certain "non-GAAP" measures as defined by SEC rules. As required by the SEC, the company has provided the most directly comparable GAAP measure and a reconciliation of the "non-GAAP" measures to the most directly comparable GAAP measure on its website at www.campbellsoupcompany.com.

Doug Conant Welcome Purpose of meeting Introduce Craig Owens offer added perspective on business performance

Craig Owens My early assessment of Campbell Soup Q1 results for soup

Craig Owens My early assessment of Campbell Soup Q1 results for soup

Early Assessment Strong company - well-positioned for current economic storm Talented and deep management

Early Focus Extraordinary external circumstances Business Support Platform Company Wide Efficiency Emerging Markets

Craig Owens My early assessment of Campbell Soup Q1 results for soup

Q1 Reported Results 2009 2008 % chg Sales-cont. Ops $2,250 $2,185 3% Operating Earnings 446 456 (2)% EBIT 399 428 (7)% Earnings-cont. Ops 260 268 (3)% Net Earnings 260 270 (4)% Diluted EPS $.71 $.70 1%

Q1 U.S. Soup, Sauces & Beverages Segment Sales Operating Earnings Operating Margin Fiscal 2008 $1,097 309 28.2% Fiscal 2009 1,198 314 26.2% +9% +2% (2.0) pts Soup Sales Condensed RTS Broth +12% +14% +7% +23%

Operating Margin Drivers Operating Margin Fiscal 2008 Q1 Gross Margin & Mktg Exp SG&A Expenses 28.2% (2.3) pts 0.3 pts Fiscal 2009 Q1 26.2 Q1 U.S. Soup, Sauces & Beverages Segment

1H U.S. Soup, Sauces & Beverages Segment Sales Operating Earnings Operating Earnings Operating Margin Fiscal 2008 $2,190 584 584 26.6% Operating Margin Drivers: Operating Margin Drivers: Operating Margin Drivers: Operating Margin Drivers: Fiscal 2008 Gross Margin & Mktg Expenses SG&A Expenses Fiscal 2009 Fiscal 2008 Gross Margin & Mktg Expenses SG&A Expenses Fiscal 2009 Fiscal 2008 Gross Margin & Mktg Expenses SG&A Expenses Fiscal 2009 26.6% (2.2) pts 0.4 pts 24.8%

Q1 Consolidated Results 2009 2008 % chg Sales-cont. Ops $2,250 $2,185 3% Operating Earnings 446 456 (2)% EBIT 399 428 (7)% Earnings-cont. Ops 260 268 (3)% Net Earnings 260 270 (4)% Diluted EPS $.71 $.70 1% Adjusted Diluted EPS $.77 $.70 10% 2009 Adjusted Diluted EPS First Half ~ approximately flat

Why We Are Optimistic About FY'09 Organic EPS will improve in the back half of the year because: We will reap the benefit from pricing actions taken in September ’08 across USSSB Our cost savings programs accelerate in back half of year Inflation on our cost base moderates as we go through the year Full year adjusted EPS consistent with guidance given during Q1 conference call We have heavily front end loaded our marketing expenses to drive major product launches - Select Harvest, V8 Soup and Swanson Stock. We have also supported various marketing initiatives on condensed soups. We will increasingly reap the benefit of our new products as we progress through the year. We will reap the benefits of steps we already have in hand to improve our SG&A and which we intend to accelerate. We will pace our investments in Emerging Markets to align them with today's economic realities without jeopardizing our longer term commitment to building this important new growth avenue. We will further improve the efficiency of our marketing spending while continuing to build our strong brand equities and communicate compelling propositions to our more than 100 million consumers.

Doug Conant Wrap-up Video and Q&A

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